Exhibit 10.2
FIRST AMENDMENT TO
TERM LOAN CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of September 30, 2021, is entered into by and among QUANTUM CORPORATION, a Delaware corporation (“Quantum”), and together with each other Person joined to the Credit Agreement as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), QUANTUM LTO HOLDINGS, LLC, a Delaware limited liability company (“Quantum LTO”), SQUARE BOX SYSTEMS LIMITED, a company incorporated in England and Wales (registered number 03819556) (“Square Box” and together with Quantum LTO and each other Person joined to the Credit Agreement as a guarantor from time to time, collectively, the “Guarantors” and each a “Guarantor” and together with the Borrowers, collectively, the “Loan Parties” and each a “Loan Party”), the financial institutions which are now or which hereafter become a party to the Credit Agreement as lenders (collectively, the “Lenders” and each a “Lender”), and BLUE TORCH FINANCE LLC (“Blue Torch”), in its capacity as disbursing agent and collateral agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

RECITALS

A.    Agent, the Lenders and certain of the Loan Parties are parties to that certain Term Loan Credit and Security Agreement, dated as of August 5, 2021 (as amended hereby and as the same may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain financial accommodations to the Borrowers.

B.    The Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement as set forth herein, and Agent and the Required Lenders have agreed to make such amendments, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Interpretation. Capitalized terms used herein and not defined shall have the meanings given to such terms in the Credit Agreement.

2.Amendments to Credit Agreement. Subject to the satisfaction of all of the conditions set forth in Section 3 of this Amendment, the parties hereto agree that the Credit Agreement shall be amended as follows:
a)The following definitions are added to Section in their proper alphabetical order:

““First Amendment” shall mean the First Amendment to Term Loan Credit and Security Agreement, dated as of the First Amendment Effective Date, by and among Agent, Lenders, and the Loan Parties.”

““First Amendment Effective Date” shall mean September 30, 2021.”

““Invicto” shall mean Invicto Software Solutions Private Limited, a company incorporated under the laws of India.”

““Invicto Acquisition” shall mean the acquisition by Quantum of the Assigned Intellectual Property Rights (as defined in the Invicto Acquisition Agreement) of Invicto, and the other transactions contemplated by the Invicto Acquisition Agreement.”

“Invicto Acquisition Agreement” shall mean the Deed of Assignment of Intellectual Property Rights, dated as of August 24, 2021, by and among Quantum, as the assignee, Invicto, as the assignor, the Promoters (as defined therein), and the other parties thereto, as the same may be amended, modified or supplemented from time to time.”

b)The definition of “Permitted Investments” is amended by adding the following new clause (s) at the end thereof:

“(s) the Invicto Acquisition; provided that (i) on the date of the Invicto Acquisition, and after giving pro forma effect thereto, Liquidity shall be equal to or greater than $15,000,000 and Average Liquidity for the thirty (30) days immediately preceding such date shall not be less than $15,000,000, and (ii) no Event of Default shall exist or shall have occurred and be continuing on the date of the Invicto Acquisition.”

c)Section 4.14 of the Credit Agreement is amended by adding “, but excluding Square Box” immediately after “other than a Foreign Subsidiary” in the first sentence thereof.

d)Section 4.8(c) of the Credit Agreement is amended and restated in its entirety as follows:

“(c)    Each Loan Party’s chief executive office is located as set forth on Schedule 4.4 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof. Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.”

e)Section 5.2(a) of the Credit Agreement is amended and restated in its entirety as follows:

“(a)    Each Loan Party is duly incorporated or formed, as applicable, and in good standing (to the extent applicable) under the laws of the state of its incorporation or formation, as applicable, in each case as listed on Schedule 5.2(a) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, and each Loan Party is qualified to do business and is in good standing in the other states listed on Schedule 5.2(a) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, which constitute all states in which the failure to so qualify could reasonably be expected to have a Material

Adverse Effect. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents.”
f)Section 5.2(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b)    Schedule 5.2(b) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth (i) a true, complete and correct list of the Subsidiaries of each Loan Party and (ii) a true, complete and correct list of all Equity Interests held by each Loan Party in each of its Subsidiaries.”

g)Section 5.4 of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” at the end of the first sentence thereof.

h)Section 5.6 of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.6 hereto” in the first sentence thereof.

i)Section 5.7(b) of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.7 hereto” in the first sentence hereof.

j)Section 5.7(c) of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.7 hereto” in the first sentence hereof.

k)Section 5.8(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b)    Schedule 5.8(b) hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth a complete and accurate description, with respect to all litigation, arbitration, actions or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $1,000,000 that, as of the Closing Date, is pending or, to the knowledge of the Loan Parties, threatened in writing against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Closing Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.”
l)Section 5.8(e) of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.8 hereto” in the first sentence thereof.

m)Section 5.9 of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.9 hereto” in each place where it appears therein.

n)Section 5.10 of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.10 hereto” in the first sentence thereof.

o)Section 5.13 of the Credit Agreement is amended by adding “, as such Schedule may be amended from time to time in accordance with the terms hereof” immediately after “Schedule 5.13 hereto” in the first sentence thereof.

p)Section 5.18 of the Credit Agreement is amended and restated in its entirety as follows:

“5.18    Equity Interests
. The authorized and outstanding Equity Interests of each Loan Party (other than Quantum), and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of the Loan Parties. Except as set forth on Schedule 5.18 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, no Loan Party has issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares (other than the Warrants).”

q)Section 5.19 of the Credit Agreement is amended and restated in its entirety as follows:

“5.19    Commercial Tort Claims. The Loan Parties do not have any commercial tort claim with a value in excess of $500,000, except as set forth on Schedule 5.19 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof.”

r)Section 5.20 of the Credit Agreement is amended and restated in its entirety as follows:

“5.20    Letter of Credit Rights. As of the Closing Date, the Loan Parties do not have any letter of credit rights in respect of any letter of credit with a value in excess of

$500,000, except as set forth on Schedule 5.20 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof.”
s)Section 5.21 of the Credit Agreement is amended and restated in its entirety as follows:

“5.21    Material Contracts
. Schedule 5.21 hereto, as such Schedule may be updated from time to time in accordance with the terms hereof, sets forth a list of all Material Contracts of the Loan Parties. All Material Contracts are in full force and effect and no defaults currently exist thereunder by any Loan Party or, to the knowledge of the Loan Parties, any other Person which is a party thereto, which could, in either case, reasonably be expected to have a Material Adverse Effect. No Loan Party has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract, except, in each case, any such termination which could not reasonably be expected to have a Material Adverse Effect.”
t)Section 9.17 of the Credit Agreement is amended and restated in its entirety as follows:

“Updates to Certain Schedules. Concurrently with the delivery of the quarterly financial statements required to be delivered pursuant to Section 9.8 hereof, deliver to Agent and Lenders (a) updates to Schedule 4.4 (Locations of Equipment and Inventory), Schedule 5.2(a) (States of Qualification and Good Standing), Schedule 5.2(b) (Subsidiaries), Schedule 5.4 (Federal Tax Identification Number), Schedule 5.6 (Prior Names), Schedule 5.7 (Environmental), Schedule 5.8(b) (Litigation), Schedule 5.8(e) (Plans), Schedule 5.9 (Intellectual Property), Schedule 5.10 (Licenses and Permits), Schedule 5.13 (Labor Disputes), Schedule 5.18 (Equity Interests), Schedule 5.19 (Commercial Tort Claims), Schedule 5.20 (Letter of Credit Rights) and/or Schedule 5.21 (Material Contracts) to this Agreement and such other Schedules hereto as the Loan Parties shall deem required to maintain the related representations and warranties herein as true and correct, as applicable (any such updated Schedule delivered by the Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement) and (b) a list of any new Intellectual Property registered at the United States Copyright Office or the United States Patent and Trademark Office, and any licenses of Intellectual Property obtained by any Loan Party since the last such quarterly financial statements (or the Closing Date, as applicable) and execute and deliver to Lenders an intellectual property security agreement with respect to any such Intellectual Property registered in the United States.
u)Article IX of the Credit Agreement is amended by adding the following new Section 9.18 at the end thereof:

“9.18    Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; provided, however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.”
v)Section 10.11 of the Credit Agreement is amended and restated in its entirety as follows:

“10.11    Change of Control. Any Change of Control shall occur.”

w)Section 16.3(c) of the Credit Agreement is amended by adding “(or such lower amount as the Agent may agree in its reasonable discretion)” immediately after “$5,000,000” in the first sentence thereof.

3.Conditions Precedent. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received this Amendment, duly authorized, executed and delivered by each Loan Party;

(b)Agent shall have received, in form and substance satisfactory to Agent, the Fee Letter, duly authorized, executed and delivered by each Loan Party;

(c)Agent shall have received, in form and substance satisfactory to Agent, the Seventh Amendment to the Revolving Loan Agreement, duly authorized, executed and delivered by Revolving Loan Agent, the Revolving Loan Lenders and each Loan Party;

(d)Agent shall have received, in form and substance satisfactory to Agent, the Amended and Restated Intercreditor Agreement, duly authorized, executed and delivered by Agent, as Term Agent, and ABL Agent (as such terms are defined in the Amended and Restated Intercreditor Agreement), and consented to, and acknowledged by, each Loan Party;

(e)Agent shall have received payment from Borrowers of all fees, charges and disbursements of Agent and its counsel required to be paid pursuant to the Credit Agreement in connection with the preparation, execution and delivery of this Amendment and the Other Documents executed and delivered in connection herewith or related hereto;

(f)all proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its counsel; and

(g)on the date of this Amendment and after giving effect to the provisions of this Amendment and the transactions contemplated hereby, no Default or Event of Default shall exist or have occurred and be continuing.

Agent shall notify the Borrowers in writing of the effectiveness of this Amendment, which notice shall be conclusive and binding on all parties to the Credit Agreement.

4.Representations and Warranties. In addition to the continuing representations and warranties heretofore or hereafter made by the Loan Parties to Agent and Lenders pursuant to the Credit Agreement and the Other Documents, each Loan Party hereby represents and warrants to Agent and each Lender as follows:

(a)each Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder;

(b)this Amendment has been duly executed and delivered by each Loan Party;

(c)this Amendment constitutes the legal, valid and binding obligation of each Loan Party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar Laws affecting creditors’ rights generally;

(d)the execution, delivery and performance of this Amendment (i) are within each Loan Party’s corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including without limitation the Revolving Loan Documents, (iv) will not conflict with or violate any material provisions of any law or regulation, or any judgment, order or decree of any Governmental Body, (v) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except (x) any Consents of any party to a Material Contract or any other Person (other than a Governmental Body) with respect to which the failure to obtain could not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, (y) any immaterial Consents of any Governmental Body, or (z) those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or complied with prior to the First Amendment Effective Date and which are in full force and effect on the First Amendment Effective Date, and (vi) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including without limitation any of the Revolving Loan Documents;

(e)each Loan Party is duly formed or incorporated, as applicable, and in good standing under the laws of the state of its incorporation or formation, as applicable, and is good standing in such state and is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect;

(f)each of the representations and warranties made by any Loan Party in the Credit Agreement and the Other Documents, each as amended hereby, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as if made on the date of this Amendment and after giving effect to this Amendment and the transactions contemplated hereby, except to the extent that any such representation or warranty is made as of an earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are qualified or modified by materiality in the text thereof) as of such earlier or specified date; and

(g)on the date of this Amendment, after giving effect to the transactions contemplated by this Amendment and the Revolving Loan Documents, no Default or Event of Default exists or has occurred and is continuing.

5.Reaffirmation. Each Loan Party hereby ratifies and reaffirms (a) all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Documents to which it is a party, and (b) its grant to Agent of a security interest in the Collateral under the Credit Agreement and each of the Other Documents to which it is a party.

6.Acknowledgments. To induce Agent and Lenders to enter into this Amendment, each Loan Party acknowledges that:

(a)as of the First Amendment Effective Date, (i) Agent and Lenders have performed without default all obligations required of Agent and Lenders under the Credit Agreement and each of the Other Documents; and (ii) there are no disputes with or claims against Agent or Lenders, or any knowledge of any facts giving rise to any disputes or claims, related to the Credit Agreement or any of the Other Documents, including, without limitation, any disputes or claims or knowledge of facts giving rise thereto, that involve a breach or violation on the part of Agent or any Lender of the terms and conditions of the Credit Agreement or any of the Other Documents; and

(b)no Loan Party has any valid defense to the enforcement of its respective obligations set forth in the Credit Agreement, the Other Documents or this Amendment, as applicable, by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment.

7.Governing Law. This Amendment and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the Laws of the State of New York.

8.Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes or modifications to the Credit Agreement or any of the Other Documents are intended or implied, and in all other respects, the Credit Agreement and each of the Other Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the date of this Amendment. To the extent that any provision of the Credit Agreement or any of the Other Documents are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

9.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns.

10.Further Assurances. The Loan Parties shall execute and deliver such further documents and do such further acts and things as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment.

11.Counterparts; Electronic Signature. This Amendment may be executed in any number of separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a .pdf image) shall be deemed to be an original signature hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	QUANTUM CORPORATION By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer

GUARANTORS:	SQUARE BOX SYSTEMS LIMITED By: /s/ Lewis Moorehead Name: Lewis Moorehead Title: Company Secretary
QUANTUM LTO HOLDINGS, LLC By: /s/ J. Michael Dodson Name: J. Michael Dodson Title: Chief Financial Officer

AGENT AND LENDERS:	BLUE TORCH FINANCE LLC, solely in its capacity as Agent and not in its individual capacity By: /s/ Kevin Genda Name: Kevin Genda Title: Authorized Signatory

BTC HOLDINGS FUND II, LLC
By: Blue Torch Credit Opportunities Fund II LP, its sole member
By: Blue Torch Credit Opportunities GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:     Kevin Genda
Title:     Managing Member

BTC Holdings SBAF Fund LLC
By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:     Kevin Genda
Title:     Managing Member

BTC HOLDINGS KRS FUND LLC
By: Blue Torch Credit Opportunities KRS Fund LP, its sole member
By: Blue Torch Credit Opportunities KRS GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:     /s/ Kevin Genda
Name:     Kevin Genda
Title:     Managing Member

CO FINANCE LVS XI LLC By: /s/ Christopher Neumeyer Name: Christopher Neumeyer Title: Authorized Person

[First Amendment to Term Loan Credit and Security Agreement]